Exhibit 3.11

AMENDED & RESTATED BYLAWS

OF G&B SPECIALTIES INC.

(hereinafter the “Corporation”)

ADOPTED JULY 28, 2010

ARTICLE I

STOCKHOLDERS

Section 1.01. Annual Meetings. Annual meetings of the stockholders shall be held, either within or without the Commonwealth of Pennsylvania, at such date, time and place as may be fixed by the Board of Directors and as set forth in the notice of the meeting.

Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time, for the purpose or purposes set forth in the call, by the President, the Board of Directors or the holders of at least one-fifth of all the shares of any class outstanding and entitled to vote thereat, by delivering a written request to the Secretary. At any time, upon the written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than 75 days after receipt of the request, and to give due notice thereof. Special meetings shall be held at such place, either within or without the Commonwealth of Pennsylvania, and at such time and date as the Board of Directors shall determine and as set forth in the notice of the meeting.

Section 1.03. Notice of Annual and Special Meetings. Except as otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given, at least 10 and not more than 60 days prior to the date on which the meeting is to be held, to each stockholder of record entitled to vote thereat by delivery of a notice thereof to him personally or by sending a copy thereof through the mail, electronically or by courier, charges prepaid, to his address appearing on the records of the Corporation. Each such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, shall briefly state the purpose or purposes for which the meeting is called. A written waiver of notice, signed by the person or persons entitled to such notice, whether before or after the date and time fixed for the meeting shall be deemed the equivalent of such notice. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in a waiver of notice of such meeting.

Section 1.04. Quorum. A stockholders’ meeting duly called shall not be organized for the transaction of business unless a quorum is present. At any meeting, the presence in person or by proxy of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, except as otherwise expressly provided by law or by the Certificate of Incorporation or Bylaws of the Corporation. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting from time to time to such time (not more than 30 days after the next previous adjourned meeting) and place as they may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting; and in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although entitled to cast less than a majority of the votes entitled to be cast on any matter to be considered at the meeting, shall nevertheless constitute a quorum for the purpose of electing directors.

Section 1.05. Voting. At every meeting of stockholders, each holder of record of issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to vote in person or by proxy and, except where a date has been fixed as the record date for the determination of stockholders entitled to notice of or to vote at such meeting, no holder of record of a share of stock which has been transferred on the books of the Corporation within 10 days next preceding the date of such meeting shall be entitled to notice of or to vote at such meeting in respect of such share so transferred. Resolution of the stockholders shall be adopted, and any action of the stockholders at a meeting upon any matter shall be taken and be valid, only if at least a majority of the votes cast with respect to such resolutions or matter are cast in favor thereof, except as otherwise expressly provided by law or by the Certificate of Incorporation or Bylaws of the Corporation. The Chairman of the Board (if one has been elected and is present) shall be chairman, and the Secretary (if present) shall act as secretary, at all meetings of the stockholders. In the absence of the Chairman of the Board, the President shall be chairman; and

in the absence of both of them, the chairman shall be designated by the Board of Directors or if not so designated shall be elected by the stockholders present; and in the absence of the Secretary, an Assistant Secretary shall act as secretary of the meeting.

Section 1.06. Procedure at Stockholders’ Meetings. The organization of each meeting of the stockholders, the order of business thereat and all matters relating to the manner of conducting the meetings shall be determined by the chairman of the meeting, whose decisions may be overruled only by a majority vote (which shall not be by ballot) of the stockholders present and entitled to vote at the meeting in person or by proxy. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow Roberts’ Rules of Order or any other manual of parliamentary procedure.

Section 1.07. Action Without a Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such written consent is delivered to the Corporation by delivery to its registered office in Pennsylvania, its principal place of business or an officer or agent of the Corporation, having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

DIRECTORS

Section 2.01. Number, Election and Term of Office. The number of directors which shall constitute the full Board of Directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting, except that in the absence of any such determination, such number shall be one. A full Board of Directors shall be elected at each annual meeting of the stockholders. Each director shall hold office for the term for which he is elected and thereafter until his successor is duly elected or until his death, resignation or removal. Directors need not be stockholders.

Section 2.02. Annual Meetings. Annual meetings of the Board of Directors shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as shall theretofore have been determined by the Board. At its regular annual meeting, the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year, and may transact any other business.

Section 2.03. Regular Meetings. Regular meetings of the Board of Directors may be held at such intervals and at such time and place as shall from time to time be determined by the Board. After there has been such determination and notice thereof has been once given to each person then a member of the Board of Directors, regular meetings may be held at such intervals and time and place without further notice being given.

Section 2.04. Special Meetings. Special meetings of the Board of Directors may be called at anytime by the Board, by the Chairman of the Board, by the President or by any two directors, to be held on such day and at such time and place as shall be specified by the person or persons calling the meeting.

Section 2.05. Notice of Annual and Special Meetings. Except as otherwise expressly required by law, notice of the annual meeting of the Board of Directors need not be given. Except as otherwise expressly required by law, notice of every special meeting of the Board of Directors specifying the place, date and time thereof shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being sent by mail, electronically, courier, personally or telephone at least 24 hours prior to the time of the meeting. A written waiver of notice of a special meeting, signed by the person or persons entitled to such notice, whether before or after the date and time stated therein fixed for the meeting, shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express purpose of objecting, when he enters the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.06. Quorum and Manner of Acting. At all meetings of the Board of Directors, except as otherwise expressly provided by law or by the Certificate of Incorporation or Bylaws of the Corporation, the presence of a majority of the full Board shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the directors present until a quorum as aforesaid shall be present, but notice of the time and place to which such a meeting is adjourned shall be given to any directors not present either by being sent by mail, electronically, courier, personally or telephone at least eight hours prior to the date of reconvening. Resolutions of the Board of Directors shall be adopted, and any action of the Board at a meeting upon any matter shall be taken and be valid, only with the affirmative vote of at least a majority of the directors present at the meeting, except as otherwise provided herein. The chairman of the Board (if one has been elected and is present) shall be the chairman, and the Secretary (if present) shall act as secretary, at all meetings of the Board. In the absence of the Chairman of the Board, the President shall be chairman, and in the absence of both of them the directors present shall select a member of the Board of Directors to be chairman; and in the absence of the Secretary, the chairman of the meeting shall designate any person to act as secretary of the meeting.

Section 2.07. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or on any committee thereof may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of committee.

Section 2.08. Participation by Conference Telephone. Members of the Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of teleconference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 2.09. Resignations. A director may resign by submitting his written resignation to the Chairman of the Board (if one has been elected) or to the Secretary. Unless otherwise specified therein, the resignation of a director need not be accepted to make it effective and shall be effective immediately upon its receipt by such officer or as otherwise specified therein. If the resignation of a director specifies that it shall be effective at some time later than receipt, until that time the resigning director shall be competent to act on all matters before the board of Directors, including filling the vacancy caused by such resignation.

Section 2.10. Removal of Directors. The entire Board of Directors or any individual director may be removed at any time for cause or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. The vacancy or vacancies caused in the Board of Directors by such removal may, but need not, be filled by such stockholders at the same meeting or at a special meeting of the stockholders called for that purpose.

Section 2.11. Vacancies. Any vacancy that shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or any other cause whatever shall, unless filled as provided in Section 2.10 of this Article II, be filled by a majority of the then members of the Board, whether or not a quorum, and each person so elected shall be a director until he or his successor is elected by the stockholders at a meeting called for the purpose of electing directors, or until his death, resignation or removal.

Section 2.12. Compensation of Directors. The Corporation may allow compensation to its directors for their services, as determined from time to time by resolution adopted by the Board of Directors.

Section 2.13. Committees. The Board of Directors may, by resolution adopted by a majority of the full Board, designate one or more committees consisting of directors to have and exercise such authority of the Board in the management of the business and affairs of the Corporation as the resolution of the Board creating such committee may specify and as is otherwise permitted by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.

Section 2.14. Personal Liability of Directors.

(a) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as the same exist or may hereafter be amended, permit elimination of the personal liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(b) The provisions of this Section 2.14 shall be deemed to be a contract with each director of this Corporation who serves as such at any time which this Section 2.14 is in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Section 2.14. Any amendment or repeal of this Section 2.14 or adoption of any Bylaw of the Corporation or other provision of the Certification of Incorporation of this Corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, by a director of this Corporation prior to such amendment, repeal, Bylaw or other provision becoming effective.

Section 2.15. Indemnification of and Advancement of Expenses to Directors, Officers and Others.

(a) Right to Indemnification. Except as prohibited by law, every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against all expenses and liability (as those terms are defined below in this Paragraph) incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other, or whether brought by or against such person or by or in the right of the Corporation or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation or a subsidiary of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an “Action”); provided, however, that no such right to indemnification shall exist with respect to an Action brought by an indemnitee (as defined below) against the Corporation (an “Indemnitee Action”) except as provided in the last sentence of this Paragraph. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or a subsidiary of the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors of the Corporation at any time designates any of such persons as entitled to the benefits of this Section. As used in this Section, “indemnitee” includes each director and officer of the Corporation and each other person designated by the Board of Directors of the Corporation as entitled to the benefits of this Section; “expenses” means all expenses actually and reasonably incurred, including fees and expenses of counsel selected by an indemnitee; and “liability” means all liability incurred, including the amounts of any judgments, excise taxes, fines or penalties and any amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to the Section against expenses incurred in connection with an Indemnitee Action if (i) the Indemnitee Action is instituted under Paragraph (c) of this Section and the indemnitee is successful in whole or in part in such Indemnitee Action, (ii) the indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed, or (iii) the indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.

(b) Right to Advancement of Expenses. Every indemnitee shall be entitled as of right to have the expenses of the indemnitee in defending any Action or in bringing and pursuing any Indemnitee Action under Paragraph (c) of this Section paid in advance by the Corporation prior to final disposition of the action or Indemnitee Action, provided that the Corporation received a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified’ for the expenses.

(c) Right of Indemnitee to Bring Action. If a written claim for indemnification under Paragraph (a) of this Section or for advancement of expenses under Paragraph (b) of this Section is not paid in full by the Corporation within 30 days after the claim has been received by the Corporation, the indemnitee may at any time thereafter bring an Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of bringing and pursuing such Indemnitee Action. The only defense to an Indemnitee Action to recover on a claim for indemnification under Paragraph (a) of this Section shall be that the conduct of the indemnitee was such that under Pennsylvania law the corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and stockholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the conduct of the indemnitee was such that indemnification is prohibited by Pennsylvania law, shall be a defense to such Indemnitee Action or create a presumption that the conduct of the indemnitee was such that indemnification is prohibited by Pennsylvania law.

(d) Funding and Insurance. The corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of all sums required to be paid by the Corporation to effect indemnification as provided in this Section. The corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses or liability incurred by the indemnitee in connection with any Action, whether or not the Corporation would have the power to indemnify the indemnitee against the expenses or liability by law or under the provisions of the Section.

(e) Non-Exclusivity, Nature and Extent of Rights. The rights to indemnification and advancement of expenses provided for in this Section shall (i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement, provision in the Certificate of Incorporation or Bylaws of the Corporation, vote of stockholders or disinterested directors or otherwise, (ii) be deemed to create contractual rights in favor of each indemnitee who serves at any time while this Section is in effect (and each such indemnitee shall be deemed to be serving in reliance on the provision of this Section), (iii) continue as to each indemnitee who has ceased to have the status pursuant to which the indemnitee was entitled or was designated as entitled to indemnification under this Section and inure to the benefit of the heirs and legal representatives of each indemnitee and (iv) be applicable to Actions commenced after this Section becomes effective, whether arising from acts or omissions occurring before or after this section becomes effective. Any amendment or repeal of this section or adoption of any other Bylaw of this Corporation or other provision of the Certificate of Incorporation of this Corporation which has the effect of limiting in any way the rights to indemnification or advancement of expenses provided for in this Section shall operate prospectively only and shall not affect any action taken, or any failure to act, by an indemnittee prior to such amendment, repeal, Bylaw or other provision becoming effective.

(f) Partial Indemnity. If an indemnitee is entitled under any provision of this Section to indemnification by the Corporation for some or a portion of other expenses or liability incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Corporation shall indemnify the indemnitee for the portion of such expenses or liability to which the indemnitee is entitled.

ARTICLE III

OFFICERS AND EMPLOYEES

Section 3.01. Executive Officers. The Executive Officers of the Corporation shall be the President, a Secretary and a Treasurer, and may include a Chairman of the Board and one or more Vice Presidents as the Board of Directors may from time to time determine, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. Each Executive Officer shall hold office until the next succeeding annual meeting of the Board of Directors and thereafter until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Section 3.02. Additional Officers, Other Agents and Employees. The Board of Directors may from time to time appoint or hire such additional officers, assistant officers, agents, employees and independent contractors as the Board deems advisable; and the Board or the President shall prescribe their duties, condition of employment and compensation. Subject to the power of the Board of Directors, the President may employ from time to time such other agents, employees, and independent contractors as he may deem advisable for the prompt and orderly transaction of the business of the Corporation, and he may prescribe their duties and the conditions of their employment, fix their compensation and dismiss them, without prejudice to the contract rights, if any.

Section 3.03. The Chairman. If there shall be a Chairman of the Board, he shall be elected from among the directors, shall preside at all meetings of the stockholders and of the Board, and shall have such other powers and duties as from time to time may be prescribed by the Board.

Section 3.04. The President. The President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general policy supervision of and general management and executive powers over all the property, business, operations and affairs of the Corporation, and shall see that the policies and programs adopted or approved by the Board are carried out. The President shall exercise such further powers and duties as from time to time may be prescribed in these Bylaws or by the Board of Directors.

Section 3.05. The Vice Presidents. The Vice Presidents may be given by resolution of the Board of Directors general executive powers, subject to the control of the President, concerning one or more or all segments of the operations of the Corporation. The Vice Presidents shall exercise such further powers and duties as from time to time may be prescribed in these Bylaws or by the Board of Directors or by the President. At the request of the President or in his absence or disability, the senior Vice President shall exercise all the powers and duties of the President.

Section 3.06. The Secretary and Assistant Secretaries. It shall be the duty of the Secretary (a) to keep or cause to be kept an original or duplicate record of the proceedings of the stockholders and the Board of Directors, and a copy of the Certificate of Incorporation and of the Bylaws; (b) to attend to the giving of notices of the Corporation as may be required by law or these Bylaws; (c) to be custodian of the corporate records and of the seal of the Corporation and see that the seal is affixed to such documents as may be necessary or advisable; (d) to have charge of the stock books of the Corporation, and a share register, giving the names of the stockholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the date of cancellation of every certificate surrendered for cancellation; and (e) to exercise all powers and duties incident to the office of Secretary, and such other powers and duties as may be prescribed by the Board of Directors or by the President from time to time. The Secretary by virtue of his office shall be an Assistant Treasurer. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be assigned to them by the Board of Directors, the President or the Secretary. At the direction of the Secretary or in his absence or disability, an Assistant Secretary shall perform the duties of the Secretary.

Section 3.07. The Treasurer and Assistant Treasurers. The Treasurer shall have custody of all the funds and securities of the Corporation. He shall collect all moneys due the Corporation and deposit such moneys to the credit of the Corporation in such banks, trust companies, or other depositories as may have been duly designated by the Board of Directors. He shall endorse for collection on behalf of the Corporation, checks, notes, drafts and other documents, and may sign and deliver receipts, vouchers and releases of liens evidencing payments made to the Corporation. Subject to Section 5.01 of these Bylaws, he shall cause to be disbursed the funds of the Corporation by payment in cash or by checks or drafts upon the authorized depositories of the Corporation. He shall perform all acts incident to the office of Treasurer and such other duties as may be assigned to him by the Board of Directors. The Treasurer by virtue of his office shall be an Assistant Secretary. The Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall also exercise such further powers and duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer. At the direction of the Treasurer or in his absence or disability, as Assistant Treasurer shall perform the duties of the Treasurer.

Section 3.08. Vacancies. Vacancy in any office or position by reason of death, resignation, removal, disqualification, disability or other cause, shall be filled in the manner provided in this Article III for regular election or appointment to such office.

Section 3.09. Delegation of Duties. The Board of Directors may in its discretion delegate for the time being the powers and duties, or any of them, of any officer to any other person whom it may select.

ARTICLE IV

SHARES OF CAPITAL STOCK.

Section 4.01. Share Certificates. Every holder of stock in the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. The signatures of such officers may be facsimiles. Each such certificate shall set forth the name of the registered holder thereof, the number and class of shares and the designation of the series, if any, which the certificate represents. The Board of Directors may, if it so determines, direct that certificates for shares of stock of the Corporation be signed by a transfer agent or registered by a registrar or both, in which case such certificates shall not be valid until so signed or registered.

In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been used on, any certificate of shares of stock of the Corporation shall cease to be such officer, whether because of death, resignation, removal or otherwise, before such certificate shall have been delivered by the Corporation, such certificate shall nevertheless be deemed to have been adopted by the Corporation and may be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer.

Section 4.02. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by an instrument duly executed and filed with the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer. Except as provided in Section 4.04 of this Article IV, every certificate surrendered for transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled.

Section 4.03. Transfer Agents and Registrars. The Board of Directors may appoint any one or more qualified banks, trust companies or other corporations organized under any law of any state of the United States or under the laws of the United States as agent or agents for the Corporation in the transfer of the stock of the Corporation and likewise may appoint any one or more such qualified banks, trust companies or other corporation as registrar or registrars of the stock of the Corporation.

Section 4.04. Lost, Stolen, Destroyed or Mutilated Certificates. New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, which may but need not include the giving of a satisfactory bond or other indemnity, as the Board of Directors may from time to time determine.

Section 4.05. Regulations Relating to Shares. The Board of Directors shall have power and authority to make such rules and regulations not inconsistent with these Bylaws or with law as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation.

Section 4.06. Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder and owner in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the Commonwealth of Pennsylvania.

Section 4.07. Fixing the Record Date. The Board of Directors may fix a record date which does not precede the date on which the resolution fixing such record date is adopted: (a) in order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders provided such record date is not less than ten or more than sixty days prior to the date of any such meeting; (b) in order to determine the stockholders entitled to consent to corporate action in writing without a meeting provided such record date is not more than ten days after the date on which the resolution fixing such record date is adopted;. and (c) in order to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided such record date is not more than sixty days prior to such action.

In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

ARTICLE V

LOANS, NOTES, CHECKS, CONTRACTS AND OTHER INSTRUMENTS

Section 5.01. Notes, Checks, etc. All notes, drafts, acceptances, checks, endorsements (other than for deposit) and all evidences of indebtedness of the Corporation whatsoever shall be signed by such officers or agents and shall be subject to such requirements as to countersignature or other conditions as the Board of Directors from time to time may designate. Facsimile signatures on checks may be used unless prohibited by the Board of Directors.

Section 5.02. Execution of Instruments Generally. Except as provided in Section 5.01 of this Article V, all contracts and other instruments requiring execution by the Corporation may be executed and delivered by the President, any Vice President or the Treasurer, and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.

Section 5.03. Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by the Board of Directors, the President may from time to time appoint an attorney or attorneys or an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, may instruct the person or persons so appointed as to the manner of exercising such powers and rights and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise all such written proxies or other instruments as he may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01. Offices. The registered office of the Corporation shall be the address determined by the Board of Directors from time to time. The Corporation may have other offices, within or without the Commonwealth of Pennsylvania, at such place or places as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 6.02. Corporate Seal. The Board of Directors may prescribe the form. of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation. Such seal may be used by causing it or a facsimile or reproduction thereof to be affixed to or placed upon the document to be sealed.

Section 6.03. Fiscal Year. Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

ARTICLE VII

VALIDATION OF CERTAIN CONTRACTS

Section 7.01. No contract or other transaction between the Corporation and another person shall be invalidated or otherwise adversely affected by the fact that any one or more stockholders, directors or officers of the Corporation (i) is pecuniarily or otherwise interested in, or is a stockholder, director, officer, or member of, such other person, or (ii) is a party to, or is in any other way pecuniarily or otherwise interested in, the contract or other transaction, or (iii) is in any way connected with any person pecuniarily or otherwise interested in such contract or other transaction, provided the fact of such interest shall be disclosed or known to the Board of Directors or the stockholders, as the case may be, and in any action of the stockholders or of the Board authorizing or approving any such contract or other transaction, any and every stockholder or director may be counted in determining the existence of a quorum with like force and effect as though he was not so interested, or was not such a stockholder, director, member or officer, or was not such a party, or was not so connected. Such director, stockholder or officer shall not be liable to account to the Corporation for any profit realized by him from or through any such contract or transaction approved or authorized as aforesaid. As used herein, the term “person” includes a corporation, partnership, firm, association or other legal entity.

ARTICLE VIII

AMENDMENTS

Section 8.01. The Bylaws may be amended, altered and repealed, and new bylaws ‘may be adopted, by the stockholders of the Corporation, or by the Board of Directors when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular or special meeting. No provision of these Bylaws shall vest any property or contract right in any stockholder.